Securities Trading Policy

Business Segment Nelnet, Inc.

Table of Contents

Introduction ... 1
Purpose and Scope ... 2
Persons Subject to This Policy ... 2
Transactions Subject to This Policy ... 2
Policy ... 3
Definition of Material, Nonpublic Information ... 3
Explanation of the Law ... 5
Additional Procedures for Permitted Trading ... 6
Special and Prohibited Transactions ... 8
Post-Retirement or Other Termination Transactions ... 9
Exemptions ... 9
Additional Assistance ... 9
Nelnet Transactions ... 9
Exceptions ... 9
Validations and Violations ... 11
Definitions ... 12

Introduction

At Nelnet, Inc. (Nelnet), we encourage our Associates to develop financial literacy skills and diversify their opportunities for financial growth. Owning Nelnet stock may be one way you choose to build a diversified financial plan. Diversification can reduce your chances of experiencing losses due to one negative event impacting a single holding, sector, or industry.

The term *securities* is used throughout this document to refer to stocks, bonds, and similar financial instruments with monetary value and can be traded. If you are granted or choose to buy Nelnet stock, this Policy provides the rules you must follow if you decide to sell that stock.

Pursue Opportunities for Diversification and Gro

At Nelnet, we are committed to our Core Values and Guiding Principles. This document directly supports:

- Our Core Value to **separate personal interests from business decisions.**
- Our Guiding Principle to **avoid insider trading.**

To learn more, check out our *Code of Ethics and Conduct*.

Throughout this document, any securities issued by Nelnet are referred to as *Nelnet securities*. The term might also include derivatives, such as options, stock appreciation rights, exchange-traded options, puts and calls, and any other securities that relate to or derive their values from Nelnet or another company's securities.

01/29/2026 *Business Confidential Information* *1*
2119-7.010

Securities Trading Policy 01/29/2026 Business Confidential Information 2 2119-7.010 If you’re going to trade in Nelnet securities, you must do so ethically and legally. During your employment or other service, you may possess confidential and highly sensitive information concerning Nelnet or other third-party companies. This information may affect the market price of Nelnet securities or the securities of the other entities concerned. In the eyes of the law, this information, known as material nonpublic information, is considered the property of Nelnet. You have an ethical and legal obligation to keep this information confidential and you cannot seek to profit from it by using it or sharing it with others to enable them to profit. This would be Insider Trading, and the Federal securities laws include severe criminal and civil penalties on, and the federal securities laws include severe criminal and civil penalties for persons who engage in insider trading. Purpose and Scope This document specifies: • Our compliance with federal, state, and non-U.S. Securities laws that prohibit certain persons who are aware of Material Nonpublic Information about a company from trading in securities of that company or providing material, nonpublic information to other persons who may trade based on that information. • How to avoid even the appearance of improper conduct when trading in Nelnet’s securities. Note: We have a reputation for integrity and ethical conduct, and this document is designed to enhance and protect that reputation. Persons Subject to This Policy • All Board Members, Officers, and Associates: This document applies to all Board of Directors members, officers, and associates of Nelnet. These persons (including Board of Directors members and officers) are referred to in this policy as associates. • Family Members and Others: This document also applies to your family members who reside with you. This could include a spouse, a child, a child away at college, stepchildren, grandchildren, parents, stepparents, grandparents, siblings, in-laws, and anyone else who lives in your household. It can also include family members who do not live in your household but whose transactions in Nelnet securities you direct or control. (collectively referred to as family members). You are responsible for the transactions of family members in Nelnet securities and, therefore, should make them aware of the need to confer with you before they trade in Nelnet securities. You should treat all such transactions, for the purposes of this policy and applicable securities laws, as if the transactions were for your own account. This document does not, however, apply to personal securities transactions of your family members where the purchase or sale decision is made by a third party not controlled by, influenced by, or related to you or your family members. • Controlled Entities: This policy also applies to any entities you control, including any corporations, limited liability companies, partnerships, or trusts (collectively referred to as controlled entities), and transactions by these controlled entities should be treated, for the purposes of this document and applicable securities laws, as if they were for your own account. • Other Persons (e.g., Contractors and Consultants): Nelnet may also determine that other persons should be subject to this document, such as contractors or consultants who have access to material, nonpublic information. Transactions Subject to This Policy This document applies to your transactions in Nelnet’s securities and to transactions in securities of any third-party entity about which you become aware of material, nonpublic information while working or otherwise performing services for Nelnet. These third-party entities may include Nelnet’s customers, joint venture participants, partners, competitors, and others with whom we have a contractual relationship or are negotiating a transaction. These entities are referred to throughout this policy as other third-party companies.

Securities Trading Policy 01/29/2026 Business Confidential Information 3 2119-7.010 Policy It is our policy that any associate (or any other person subject to this document) who is aware of any material, nonpublic information about Nelnet, regardless of how that information was obtained, or who, in the course of working or otherwise performing services for Nelnet, obtained any material, nonpublic information about any other third-party company, shall not directly or indirectly through family members or other persons or entities: • Purchase or sell any Nelnet securities or any securities of the other third-party company, except as otherwise specified in this document (e.g., pursuant to an existing Rule 10b5-1 Plan (10b5-1 Plan) established at a time when the associate was not aware of material, nonpublic information). • Recommend the purchase or sale of any Nelnet securities or any securities of the other third-party company. • Disclose such material, nonpublic information to other persons within Nelnet whose jobs do not require them to have that information, or outside of Nelnet to other persons, including, but not limited to, family, friends, business associates, investors, and expert consulting firms, unless the disclosure is made in accordance with Nelnet’s policies and procedures regarding the protection or authorized external disclosure of information regarding Nelnet. • Facilitate the purchase or sale of such securities by any family member, anyone acting on your behalf, or any third party. • Assist anyone engaged in the previously listed activities. • Engage in any other action to take personal advantage of that information, such as the transfer of securities from, or transactions involving, various accounts of yours in which there is a financial benefit to you, including, but not limited to, a tax benefit. If you have any doubt as to whether information in your possession is material or nonpublic, you must not disclose that information or trade in the securities concerned without first discussing the situation with a member of the Securities Trading Committee via AskLegal@Nelnet.net. Definition of Material, Nonpublic Information Material Information Information is considered material if a reasonable investor would consider that information important in deciding to buy, hold, or sell securities. Put another way, information is considered material if it is substantially likely to be viewed by a reasonable investor as significantly altering the total mix of information currently publicly available regarding the security. Any information that could be expected to affect the price of a security, whether it is positive or negative, should be considered material. There is no bright-line (i.e., clearly defined) standard for assessing materiality; rather materiality is based on an assessment of all facts and circumstances, and law enforcement authorities often evaluate it with the benefit of hindsight. Any significant transaction, event, or other change that does or may impact Nelnet’s financial condition and factors affecting profitability are usually considered to be material. The Securities and Exchange Commission (SEC) has not provided a list of specific types of material information, on the grounds that the analysis is always fact-specific and any predefined list would turn out to be either over- or under-inclusive. While it is impossible to define all categories of material information, the following are some examples of information that ordinarily would be regarded as material. • Pending or proposed mergers, acquisitions, or tender offers • Changes in control of Nelnet • A restructuring of Nelnet • Pending or proposed acquisitions or dispositions of significant assets, companies, or businesses

Securities Trading Policy 01/29/2026 Business Confidential Information 4 2119-7.010 • Significant new services, business contracts, products, processes, or discoveries, or developments regarding (including the gain or loss of) significant customers, suppliers, or supplies • Pending or proposed joint ventures • Significant cybersecurity incidents, such as data breaches, or any other significant disruption in Nelnet’s operations or loss, potential loss, breach, or unauthorized access of our property or assets, whether at our facilities or through our information technology infrastructure • Pending or threatened significant litigation or regulatory enforcement actions, or the resolution of such matters • Changes in management • Changes in auditors or notification that auditor reports may no longer be relied upon • Significant changes in business or liquidity conditions • Significant changes in sales/earnings • Significant regulatory developments • Significant changes in capital investment plans • Significant financing transactions outside of the ordinary course of business • Offerings and issuances of additional securities and redemptions of securities • Defaults in securities • Establishment of a repurchase program for Nelnet securities and significant buybacks • Declaration of a stock split • Changes in dividend policies, levels, or prospects • Significant related party transactions • Significant changes in pricing or cost structures • Significant marketing changes • Imposition of an event-specific restriction on trading in Nelnet securities or the securities of another company or the extension or termination of the restriction These are not, however, the only items that could constitute material information. It is important to keep in mind that material information does not need to be definite information; information that something is likely to happen, or even just that it may happen, can be considered material. It is also important to keep in mind that information not considered material to Nelnet may nevertheless be material to another third-party company. When Information Is Considered Public Information that has not been disclosed to the public is generally considered nonpublic information. To establish that the information has been disclosed to the public, it may be necessary to demonstrate that the information has been widely disseminated. Information is generally considered widely disseminated if it has been disclosed through the following. • Dow Jones broad tape • Newswire services • Broadcasts on widely available radio or television programs

Securities Trading Policy 01/29/2026 Business Confidential Information 5 2119-7.010 • Publications in widely-available newspapers, magazines, or news websites • Public disclosure documents filed with or furnished to the SEC that are available on the SEC’s website Note: By contrast, information is likely not considered widely disseminated if it is available only to associates, or if it is only available to a select group of analysts, brokers, and institutional investors. Once information is widely disseminated, it is still necessary to afford the investing public with sufficient time to absorb the information. As a general rule, information should not be considered fully absorbed by the marketplace until after the second business day after the day on which the information is released. If, for example, Nelnet were to make an announcement of material information on a Monday, an associate who was aware of that information prior to the announcement should not trade in Nelnet securities until after Wednesday. Depending on the particular circumstances, Nelnet may determine that a longer or shorter period applies to the release of specific material, nonpublic information. In short, any information that has not been disclosed to the public and which could be expected to affect a reasonable investor’s trading decision is probably material, nonpublic information. If you have any doubt as to whether information in your possession is material or nonpublic, you must not disclose that information or trade in the securities concerned without first discussing the situation with a member of the Securities Trading Committee via AskLegal@Nelnet.net. Remember, if an associate’s securities transactions become the subject of scrutiny, they are reviewed after the fact with the benefit of hindsight. Therefore, before engaging in any transaction, carefully consider how the SEC and others might later view the transaction. Explanation of the Law Potential Consequences to Associates Under federal law, individuals found to be traders on inside information, or tippers of such information, may be subject to criminal penalties, including significant fines and imprisonment, as well as civil penalties of up to three times the profit gained or loss avoided by the trading. The SEC, the U.S. Department of Justice, and U.S. attorneys vigorously pursue insider trading cases against individuals and companies, and, in recent years, a number of highly publicized convictions have been obtained. The SEC can also bring administrative proceedings to issue cease and desist orders for any violation of federal securities laws against any alleged violator, as well as any person who causes the violation, and can force any profit gained or loss avoided to be turned over to the SEC or to others. As part of its enforcement program aimed at deterrence, the SEC publicizes its insider trading cases, and the reputation and career of an individual subject to an insider trading proceeding can be severely damaged. In connection with their enforcement efforts, federal authorities and other market regulators use extremely sophisticated stock market surveillance techniques and technologies that are continuously improved. The chance that they detect and pursue even low levels of suspicious trading activity is significant. Federal law also grants a private right of action against any person who violates securities laws by participating in insider trading or tipping. That person can be liable to any party who traded in the same securities contemporaneously with and on the opposite side of the market from the inside trader for, generally speaking, profit gained or loss avoided. In addition to the potential civil and criminal penalties and administrative actions described, be aware that any actions in violation of this policy may be grounds for disciplinary action by Nelnet, including termination of employment for cause, whether or not the failure to comply results in a violation of law. Potential Consequences to Employers Under federal law, Nelnet (as the employer) and other controlling persons (including individual supervisory personnel) may be subject to substantial civil and criminal penalties if they knew or recklessly disregarded the fact that an associate

Securities Trading Policy 01/29/2026 Business Confidential Information 6 2119-7.010 was likely to engage in insider trading and they failed to take reasonable steps to prevent the insider trading before it occurred. Furthermore, any such activity would reflect badly on Nelnet’s reputation. Additional Procedures for Permitted Trading We have established additional procedures to assist in administering this document, facilitate compliance with laws prohibiting insider trading while aware of material, nonpublic information, and avoid the appearance of any impropriety. These additional procedures are applicable only to those individuals described in the following sections. Restricted Groups Because of their access to confidential information on a regular basis, this document subjects a designated group of associates (i.e., the Restricted Group) to restrictions on trading in Nelnet securities or the securities of any other third- party company. The Restricted Group consists of all persons whom the Securities Trading Committee designates. Generally speaking, the Restricted Group consists of those associates at the level of director (or equivalent) or above, Nelnet’s officers and members of the Board of Directors, and certain other associates as designated from time to time by the Securities Trading Committee. You are notified if you are in the Restricted Group, and the membership of the Restricted Group may vary from time to time. The Securities Trading Committee determines the members of the Restricted Group and may redetermine these members as the Securities Trading Committee deems appropriate. All affected persons are notified of their status and of any change in their status. In the event any member of the Securities Trading Committee is not also designated as a member of the Restricted Group, any trading by such member of the Securities Trading Committee is nevertheless subject to the requirements pertaining to the Restricted Group. 10b5-1 Plan Requirement Members of the Restricted Group must use a 10b5-1 Plan for the following. • Each trade involving Nelnet securities. • Each gift involving Nelnet securities where the member of the Restricted Group making the gift has reason to believe the recipient intends to sell the Nelnet securities in either of the following situations. • While the member of the Restricted Group making the gift is aware of material, nonpublic information • The sale by the recipient of Nelnet securities will occur outside of a trading window (as described in the Trading Windows section). 10b5-1 Plans must comply with rule 10b5-1 of the Exchange Act, including the prohibition on overlapping 10b5-1 Plans and the limitation of having only one 10b5-1 plan designed to affect the open-market purchase or sale of all securities covered by such plan in a single transaction during any consecutive 12-month period. In general, a 10b5-1 Plan must be entered at a time when you are not aware of material, nonpublic information about Nelnet. 10b5-1 Plans must include a cooling off period between the date of the plan and the date the first transaction may occur under the plan. Those periods are: • 30 days for director-level or below associates to buy, sell, or gift Nelnet stock. • The later of (i) 90 days or (ii) two business days following the Company’s release of Form 10-Q or Form 10-K for the period in which the 10b5-1 Plan is adopted, but in any event no more than 120 days after adoption of the plan for trading plans for managing directors and above and members of the Nelnet, Inc., Board of Directors to buy, sell, or gift Nelnet stock. Nelnet has approved, and requires use of, a form 10b5-1 Plan and a designated broker for all trades by the Restricted Group.

Securities Trading Policy 01/29/2026 Business Confidential Information 7 2119-7.010 A member of the Restricted Group wishing to trade in Nelnet securities or make a gift of Nelnet securities as described previously shall submit a 10b5-1 Plan to Legal for approval on behalf of the Securities Trading Committee. Legal is under no obligation to approve a 10b5-1 Plan submitted for approval. If the submitted 10b5-1 Plan is approved, the associate is notified of the approval and the completion of the trade or gift. If, upon requesting approval or otherwise, the Restricted Group member is advised that the securities may not be traded, that member may not buy or sell any such securities under any circumstance, nor may they inform anyone of the restriction. This trading restriction applies until they receive subsequent clearance to trade. Trading Windows 10b5-1 Plans may only be submitted within the trading window period beginning the third trading day following the release of Nelnet’s quarterly or year-end earnings reports and ending two weeks prior to the end of the then-current quarter. Example: If the second quarter earnings release is on July 28, the trading window opens on the third trading day after that date, and then closes again at the end of trading on September 16, two weeks prior to the end of the third quarter. The two-day buffer following the release of earnings reports is meant to allow for the release to be fully disclosed to the public and adequately disseminated prior to trades by associates. Members of the Restricted Group who intend to enroll in Nelnet’s Employee Share Purchase Plan (ESPP) must do so prior to the trading window closing each quarter. ESPP enrollment can be coordinated through the Benefits contact in People Services. Note: Trading windows are a Nelnet compliance requirement and do not constitute a legal right to enter into 10b5-1 Plans or otherwise trade in Nelnet securities during a trading window period. Accordingly, even during trading window periods, if, as an associate, you are in possession of material, nonpublic information, you may not enter into a 10b5-1 Plan or otherwise trade in Nelnet securities. Blackout Periods The Securities Trading Committee may at any time advise all associates, or any group of associates (e.g., the Restricted Group or those working on a special project), that they may not trade in Nelnet securities or the securities of a designated other third-party company, until notified otherwise (a Blackout Period). When that happens, no trade may be made by the notified associates, even if the trade would otherwise be permitted by this document, including via a 10b5-1 Plan (except for a 10b5-1 Plan entered into before the blackout period commenced). Furthermore, associates should not advise any other person (except on a need-to-know basis) of the existence of the blackout period. Additional Provisions for Board Members and Senior Officers All members of the Board of Directors of Nelnet, Inc., and certain senior officers and other persons who are designated from time to time by the Board of Directors of Nelnet, Inc., or the Nominating and Corporate Governance Committee as being subject to Section 16 of the Securities Exchange Act of 1934 (Exchange Act) are known as Section 16 Individuals. Individuals are notified if they are a Section 16 Individual, and the members of this group may vary from time to time. Section 16 Individuals should promptly notify Legal when they plan to engage in any transaction in Nelnet securities. The purpose of this notice is to help assure that all reporting requirements are met. In addition, Section 16 Individuals remain subject to, and obligated to comply with, all securities laws, as well as the provisions of this policy, whenever they trade in Nelnet securities. Section 16(b) of the Exchange Act requires that Section 16 Individuals tell Nelnet about any profit realized from purchasing and selling, or selling and purchasing, Nelnet securities within a six-month period. Additionally, Section 16(a) of the Exchange Act requires Section 16 Individuals to report all transactions in Nelnet securities. Board members and executive officers of Nelnet may be subject to event-specific blackout periods under Section 306(a) of the Sarbanes-Oxley Act of 2002 and Regulation Blackout Trading Restrictions (BTR). These rules generally prohibit Board members and executive officers of Nelnet from purchasing, selling, or transferring Nelnet equity securities during a blackout period that prevents plan participants and beneficiaries (who are under individual account plans maintained by Nelnet and intended to acquire or hold Nelnet equity securities) from engaging in transactions involving these securities.

Securities Trading Policy 01/29/2026 Business Confidential Information 8 2119-7.010 Special and Prohibited Transactions Nelnet has determined that there is a heightened legal risk and/or the appearance of improper or inappropriate conduct if you engage in certain types of transactions. Therefore, it is our policy that any persons covered by this document may not engage in any of the following transactions, or should otherwise consider Nelnet’s preferences as described in the following table. Transaction Type Description Short-Term Trading Short-term trading of Nelnet securities may be distracting to the person and may unduly focus the person on Nelnet’s short-term stock market performance instead of Nelnet’s long-term business objectives. For these reasons, any associates who purchase Nelnet securities in the open market may not sell any Nelnet securities of the same class during the 6 months following the purchase (or vice versa). Short Sales Short sales of Nelnet securities (i.e., the sale of a security that the seller does not own) may evidence an expectation on the part of the seller that the securities will decline in value, and therefore have the potential to signal to the market that the seller lacks confidence in Nelnet’s prospects. In addition, short sales may reduce a seller’s incentive to seek to improve Nelnet’s performance. For these reasons, short sales of Nelnet securities are prohibited. In addition, Section 16(c) of the Exchange Act prohibits officers and members of the Nelnet, Inc., Board of Directors from engaging in short sales. Note: Short sales arising from certain types of hedging transactions are governed as described in the Hedging Transactions row of this table. Publicly Traded Options Given the relatively short-term of publicly traded options, transactions in options may create the appearance that an associate is trading based on material, nonpublic information and focus an associate’s attention on short-term performance at the expense of Nelnet’s long-term objectives. Accordingly, transactions in put options, call options, or other derivative securities, on an exchange or in any other organized market, are prohibited by this policy. Note: Option positions arising from certain types of hedging transactions are governed as described in the Hedging Transactions row of this table. Hedging Transactions Hedging or monetization transactions are accomplished through a number of possible mechanisms, including the use of financial instruments such as prepaid variable forwards, equity swaps, collars, and exchange funds. Such transactions may permit associates to continue to own Nelnet securities obtained through employee benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, associates may no longer have the same objectives as Nelnet’s other shareholders. Therefore, associates and any of their designees (such as family members, affiliated investment vehicles, or persons appointed to make decisions on behalf of the associate) are prohibited from engaging in these types of transactions regarding their direct or indirect interests in Nelnet securities. Margin Accounts and Pledged Securities The broker may sell securities held in a margin account as collateral for a margin loan without the customer’s consent if the customer fails to meet a margin call (i.e., a demand for additional funds because the equity in the account is running low). Similarly, securities pledged (or hypothecated) as collateral for a loan may be sold in foreclosure if the borrower defaults on the loan. Because a margin sale or foreclosure sale may occur at a time when the pledgor is aware of material, nonpublic information or otherwise is not permitted to trade in Nelnet securities, associates are discouraged from holding Nelnet securities in a margin account or otherwise pledging Nelnet securities as collateral for a loan, unless this activity receives the prior approval of the Securities Trading Committee. Approval may be granted at the discretion of the Securities Trading Committee if the associate can clearly demonstrate the financial capacity and ability to promptly meet a margin call or repay the loan without resorting to the pledged Nelnet securities. In addition, such margin account or other pledge arrangements by a member of the Nelnet, Inc., Board of Directors or an officer of Nelnet, Inc., are limited to no more than 25percent of their total Nelnet securities held. Note: Pledges of Nelnet securities arising from certain types of hedging transactions are governed as described in the Hedging Transactions row of this table.

Securities Trading Policy 01/29/2026 Business Confidential Information 9 2119-7.010 Transaction Type Description Standing and Limit Orders Standing and limit orders (except standing and limit orders under approved 10b5-1 Plans, as described in the following Exceptions section) create heightened risks for insider trading violations similar to the use of margin accounts. There is no control over the timing of purchases or sales that result from standing instructions to a broker, and as a result, the broker could execute a transaction when the associate is in possession of material, nonpublic information. Nelnet, therefore, discourages placing standing or limit orders on Nelnet securities (except standing and limit orders under approved 10b5-1 Plans). If a person subject to this policy determines that they must use a standing order or limit order, the order must be limited to a short duration (unless the order is under an approved 10b5-1 Plan) and should otherwise comply with the restrictions and procedures outlined in the Additional Procedures for Permitted Trading section. Post-Retirement or Other Termination Transactions This document continues to apply to transactions in Nelnet securities even after retirement or other termination of service to Nelnet. If you are in possession of material, nonpublic information when your service terminates, you may not trade in Nelnet securities until that information has become public or is no longer material. Exemptions The Nominating and Corporate Governance Committee or Securities Trading Committee may from time to time exempt certain associates or types of associates from some or all of the restrictions imposed by this document. However, no associate may trade in Nelnet securities while in possession of material, nonpublic information about Nelnet, or in the securities of any other third-party company while in possession of material, nonpublic information about the company that was obtained in the course of working or otherwise performing services for Nelnet. The exemption may be withdrawn, amended, or reimposed at any time. Associates affected under this paragraph are appropriately notified. Additional Assistance If you have any questions about this policy or its application to a specific proposed transaction, please contact AskLegal@Nelnet.net. Remember, however, that: • The ultimate responsibility for adhering to this policy and avoiding improper transactions rests with you. • In all cases, the responsibility for determining whether you are in possession of material nonpublic information rests with you. • Any action on the part of Nelnet, the Nominating and Corporate Governance Committee, the Securities Trading Committee, the Legal department, or any other person following this policy (or otherwise) does not in any way constitute advice (legal or otherwise) to you or insulate you from liability under applicable securities laws. Nelnet Transactions Nelnet may engage in transactions in its securities. It is Nelnet’s policy to comply with all applicable federal and state securities laws when engaging in transactions in its securities. Exceptions Except as specifically noted, there are no exceptions to this document. Securities transactions that may be necessary or justifiable for independent reasons unrelated to any material, nonpublic information (such as the need to raise money for an emergency expenditure), or small transactions, are not excluded from this policy. Securities laws do not recognize any mitigating circumstances, and, even the appearance of an improper transaction must be avoided to preserve Nelnet’s reputation for adhering to the highest standards of conduct.

Securities Trading Policy 01/29/2026 Business Confidential Information 10 2119-7.010 This document does not apply in the following situations, except as specifically noted. • Rule 10b5-1 Trading Plans: Any associate, including any member of the Restricted Group, may trade in or otherwise transfer Nelnet securities following approved plans established in accordance with Rule 10b5-1 under the Exchange Act. Rule 10b5-1 provides a defense from insider trading liability under Rule 10b-5 under Section 10(b) of the Exchange Act. In order to be eligible to rely on this defense, you must enter a plan meeting certain conditions specified in Rule 10b5-1. In general, a 10b5-1 Plan must be entered at a time when you are not aware of material, nonpublic information about Nelnet, and once the plan is adopted, you must not exercise any influence over the number of securities to be traded or otherwise transferred, the price at which they are to be traded, or the date of the trade or transfer. In addition, the plan must either specify the amount, pricing, and timing of transactions in advance or delegate decision-making to an independent third party and must also comply with the cooling off periods described above. In order for trades or other transfers under any such plan to be entitled to this exception, the plan must meet the requirements of Rule 10b5-1 and be approved by the Securities Trading Committee prior to its effectiveness. To establish a trading plan, contact Legal. • Compensatory Grants/Issuances: • This document does not apply to: • Grants/issuances by Nelnet of Nelnet securities following Nelnet’s Restricted Stock Plan, Directors Stock Compensation Plan, or any similar Nelnet-sponsored compensation plan, for which the associate does not decide the timing and number of Nelnet securities acquired by an associate. • The vesting of Nelnet securities acquired by an associate following a Nelnet-sponsored compensation plan. • The exercise of a tax withholding right in which an associate elects to have Nelnet withhold Nelnet securities to satisfy tax withholding requirements with respect to grants/issuances or the vesting of Nelnet securities acquired through a Nelnet-sponsored compensation plan. • This document applies to any market sale of Nelnet securities acquired through a Nelnet-sponsored compensation plan. • Employee Share Purchase Plan: • This document does not apply to the purchase of Nelnet securities under Nelnet’s ESPP resulting from an associate’s periodic contributions to the ESPP (through payroll deductions or otherwise). • This document applies to an associate’s election to enroll in the ESPP for any offering period, and to an associate’s sales of Nelnet securities purchased under the ESPP. • Dividend Reinvestment Plans: • This document does not apply to purchases of Nelnet securities resulting from an associate’s reinvestment of dividends paid on Nelnet securities, in accordance with the terms of the Dividend Reinvestment Plan sponsored and administered by Computershare for Nelnet, or substantially similar dividend reinvestment terms of Nelnet’s compensation and benefit plans or broker-administered dividend reinvestment plans. • This document applies to voluntary purchases of Nelnet securities resulting from additional contributions an associate chooses to make to dividend reinvestment plans, and to an associate’s election to participate in these plans or increase their level of participation in these plans. • This document also applies to an associate’s sale of any Nelnet securities purchased under these plans. • Other Purchases from, or Sales to, Nelnet: The Securities Trading Committee may determine other purchases of Nelnet securities from Nelnet or sales of Nelnet securities to Nelnet are not subject to this document. • Gifts and Other Transactions Not Involving a Purchase or Sale: • Bona fide gifts are not transactions subject to this policy, unless:

Securities Trading Policy 01/29/2026 Business Confidential Information 11 2119-7.010 • The associate or related person subject to this document making the gift has reason to believe the recipient intends to sell the Nelnet securities while the associate making the gift is aware of material, nonpublic information, or • The associate or related person subject to this document making the gift is subject to the trading restrictions specified in the Additional Procedures for Permitted Trading section and the sales by the recipient of the Nelnet securities will occur outside of a trading window (as described in the Trading Windows section), except where the gift is made under a previously established Rule 10b5-1 Plan. • Further, transactions in mutual funds invested in Nelnet securities are not transactions subject to this document. • Hardship Exception: Any associate, including any member of the Restricted Group, may request the Securities Trading Committee to allow a trade proposed to occur outside of a designated trading window or during a blackout period and outside of the 10b5-1 Plan process as long as the associate: • Provides a written request to the Securities Trading Committee no later than five business days prior to the intended trade, • Represents they are not aware of any material, nonpublic information, and • Cites the reason(s) for their inability to postpone such trade until the next trading window or the blackout period is terminated. • Any such hardship exception may be granted only in very limited circumstances, and only if the Securities Trading Committee concludes the associate does not possess material, nonpublic information. Refer to the Additional Procedures for Permitted Trading section for additional information. • Additional Exceptions: All trades through discretionary accounts and blind trusts, where the investment decision is made exclusively by an independent third party on a discretionary basis without input from, control by, or based on information provided by the associate, are exempt from the requirements of this document. If management has a business reason for not following a requirement, they should contact AskCompliance@Nelnet.net and describe the circumstances and justification for the exception. The Corporate Risk and Compliance Committee must approve the exception request prior to implementation. Validations and Violations This document is reviewed and updated as needed, and at least annually. Business segments, business units, and associates should understand and comply with this document and seek help from the Corporate Risk and Compliance Committee if they have any questions. Audit Services periodically determines adherence to this document. Report any actual or suspected violations of this document to management and to AskCompliance@Nelnet.net or Ethical Advocate. The Corporate Risk and Compliance Committee reviews any resulting material violations. Failure to follow Nelnet’s policies, standards, and procedures may result in disciplinary action, up to and including termination. Any associate who violates this policy or any federal or state laws governing insider trading or tipping or has reason to believe a violation by any other associate has occurred, must report the violation immediately to the Nominating and Corporate Governance Committee. Upon learning of any such violation, the Nominating and Corporate Governance Committee consults Nelnet’s legal counsel to determine what Nelnet obligations, if any, are triggered by such violation.

Securities Trading Policy 01/29/2026 Business Confidential Information 12 2119-7.010 Definitions Term Definition Associate Any Nelnet associate, temporary associate, officer, or member of the Board of Directors engaged in any aspect of work for, by, or on behalf of Nelnet. Blackout Period A period during which the Securities Trading Committee advises all associates or any group of associates that they may not trade in Nelnet securities or the securities of a designated other third- party company until notified otherwise. Insider Trading The trading of securities by a person, in breach of a fiduciary duty or other relationship of trust or confidence, while they are aware of material nonpublic information relating to those securities. Material Nonpublic Information Any information that has not been disclosed to the public that a reasonable investor would consider important in making a decision to buy, hold, or sell securities. For additional information, refer to the Definition of Material Nonpublic Information section. Restricted Group Associates with access to confidential information on a regular basis, including, but not limited to, the following are considered part of the Restricted Group. • Director (or equivalent) or above • Officers • Board of Directors • Other associates as designated by the Securities Trading Committee Section 16 Individuals All members of the Board of Directors of Nelnet, Inc., and certain senior officers and other persons who are designated from time to time by the Board of Directors of Nelnet, Inc., or the Nominating and Corporate Governance Committee as being subject to Section 16 of the Securities Exchange Act of 1394 (Exchange Act). Individuals are notified if they are a Section 16 Individual, and the members of this group may vary from time to time. Securities Includes common stock and any preferred stock and debt issued by Nelnet or other third-party companies. It also includes derivatives, such as options, stock appreciation rights, exchange-traded options, puts and calls, and any other securities that relate to or derive their values from Nelnet or another company’s securities.